NOTE MODIFICATION AGREEMENT

THIS AGREEMENT made as of the 4th day of October, 2010 by and between Next Investors, LLC (“Lender”), an Indiana limited liability company, and Next, Inc. (“Borrower”), a Delaware corporation.

WITNESSETH:

WHEREAS, Borrower is indebted to Lender in the principal amount of $200,000, as evidenced by that certain Replacement Promissory Note II dated October 31, 2008 (the “Note”); and

WHEREAS, Lender and Borrower wish to make certain modifications to the terms of the Note.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

1.

Borrower shall make payment via immediately negotiable funds to Lender in the amount of $100,000.00 plus accrued interest of $1,200.00 , for a total amount of $101,200.00, on or before October 4, 2010; and concurrently with the making of said payment and by virtue thereof;

2.

The Note shall be considered as paid in full, and Borrower shall have no further obligations to Lender with respect to the Note and

3.

Lender shall pursue no action against Borrower to collect any additional amounts with respect to the Note for any principal, interest, late charges, execution fees, or any other payment of any kind whatsoever, hereafter and forevermore.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first above written.

LENDER:

NEXT INVESTORS, LLC

By:/s/ Ronald J. Metz

BORROWER:

NEXT,  INC.

By:/s/ Robert M. Budd